Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Forms S-8, No. 333-124866) pertaining to the Amended and Restated Founders’ Stock Option Plan and the Amended and Restated Non-Employee Directors Stock Option Plan of our report dated March 15, 2006, with respect to the consolidated financial statements and schedule of Syniverse Holdings, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/S/ ERNST & YOUNG LLP
Certified Public Accountant

Tampa, Florida

March 23, 2006